UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 9, 2012

LATITUDE SOLUTIONS, INC.
 (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54194 (Commission File Number)	26-1284382 (IRS Employer Identification Number)

3500 W. SEVENTH STREET, FORT WORTH, TX 76107
(Address of Principal Executive Offices) (Zip Code)

(817) 335-3430
Registrant's telephone number, including area code

2595 NW BOCA RATON BLVD., SUITE 100, BOCA RATON, FL 33431
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.03   BANKRUPTCY OR RECEIVERSHIP.

BANKRUPTCY

(a) On November 9, 2012, Latitude Solutions, Inc. ("the Company") filed for bankruptcy protection under the provisions of Chapter 7 of the United States Bankruptcy Code (the “Bankruptcy Filing”) in the United States Bankruptcy Court for the Northern District of Texas, Case No. 12-46295-7 (the “Bankruptcy Court”). Effective as of the date of the Bankruptcy Filing, the Bankruptcy Court assumed jurisdiction and control of the Company. The Bankruptcy Court will name a receiver, trustee, fiscal agent or similar officer at a later date. The assets of the Company will be liquidated in accordance with federal bankruptcy code.

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

DEPARTURE OF DIRECTORS AND CERTAIN OFFICERS

(a) On November 9, 2012 and concurrent with the Bankrupcty Filing, the employment of Mr. J.W. Rhea, IV, the Company’s Chief Executive Officer and Ken M. Link, the Company’s Secretary and Treasurer, terminated. Following the first meeting of creditors, the employment of Mr. James B. Smith, Company’s Chief Financial Officer will terminate and the Company will no longer have any employees.

(b) On November 9, 2012 and concurrent with the Bankruptcy Filing, directors Michael H. Gustin, Ken M. Link, J.W. Rhea, IV, Jeffrey A. Wohler, and William S. Brennan resigned as members of the Company’s Board of Directors. The Company has no current members of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

LATITUDE SOLUTIONS, INC.

Date: November 9, 2012	By:	/s/ James B. Smith
James B. Smith
Chief Financial Officer